UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This amendment on Form 8-K/A amends that certain current report on Form 8-K dated February 7, 2018, in order to correct a typographical error in the title to which Ms. Titzman has been elected. She has been elected as “Executive Vice President and Chief Financial Officer” as of May 3, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, Valero Energy Corporation (“Valero”) announced that Michael S. Ciskowski has elected to retire from his position as Executive Vice President and Chief Financial Officer of Valero effective May 3, 2018, and that the board of directors has elected Donna M. Titzman, currently Senior Vice President and Treasurer, as Executive Vice President and Chief Financial Officer to succeed Mr. Ciskowski, effective May 3, 2018.

Ms. Titzman, age 54, has 32 years of experience with Valero. She currently serves as Senior Vice President and Treasurer where she has responsibility for banking, cash management, customer credit, investment management, and risk management. Ms. Titzman joined Valero in 1986 and held various leadership positions before being elected Treasurer in 1998, and Vice President and Treasurer in 2001. She was elected Senior Vice President and Treasurer of Valero in 2013. Ms. Titzman has also served as Director, Senior Vice President, Chief Financial Officer and Treasurer of Valero Energy Partners GP LLC, the general partner of Valero Energy Partners LP (NYSE: VLP) since 2013. Ms. Titzman is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: February 7, 2018    by: /s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel